Exhibit 99.1

Security Bank Corporation Completes Acquisition of SouthBank

Macon, GA. June 8, 2005 (PR Newswire) – Security Bank Corporation (NASDAQ: SBKC) announced today it has completed the acquisition of SouthBank, a community bank with approximately $140 million in total assets, located in Woodstock, Georgia. Originally announced in January 2005, the acquisition was approved overwhelmingly by SouthBank’s shareholders on May 31, 2005 and has also received final regulatory approval. In addition to its main office in Cherokee County, SouthBank has loan production offices in Paulding County and Forsyth County. The acquisition marks Security’s first entry into three of the fastest growing communities in Georgia.

“We are enthusiastic about the future as we become a member of the Security Bank team,” said Charles Barnes, President and CEO of the new Security Bank of North Metro. “Our mission remains as it has always been, to meet the needs of personal and business customers in our community. We know by paying close attention to our customers, we will continue to be successful. Now that we are part of Security Bank, we will be even better equipped to exceed expectations.” Barnes said he is impressed with Security Bank’s commitment to local decision-making and looks forward to growing the North Metro bank with enhanced resources that Security Bank will make possible.

Rett Walker, President and Chief Executive Officer of Security Bank Corporation, said, “As we welcome Chuck Barnes, Tony Collins and their talented staff, I am confident that Security Bank’s expansion into the Atlanta metro area is strategically sound for our long term growth. We continue to look for opportunities to expand in markets like Cherokee County that have a large and growing retail and commercial base. Even more important, the entire SouthBank team demonstrates a passion we share for building shareholder value through constant attention to superior customer service.”

With the addition, Security Bank now serves customers through 15 banking offices in North Metro Atlanta, Middle and Coastal Georgia. A 16th office on St. Simons Island will open this summer.

Last month, Security Bank’s Board of Directors approved a two-for-one split of the company’s common stock, which was payable on May 27 to shareholders of record on May 16, 2005. Each shareholder as of that date received one additional share for every outstanding share held. “The stock split is a reflection of Security Bank’s momentum and an expression of the Board’s confidence in our long-term growth strategy,” said Walker. “With record earnings for six consecutive years and stock price growth of 170% in the last three years, we are extremely enthusiastic about the future.”

About Security Bank Corporation

Based in Macon, Georgia, Security Bank Corporation is a bank holding company with assets of $1.1 billion and total stockholders’ equity of $111.0 million as of March 31, 2005. The Company’s wholly owned bank subsidiaries are Security Bank of Bibb County, Security Bank of Houston County, Security Bank of Jones County and Security Bank of North Metro. The banks maintain 13 full service offices in Macon, Perry, Warner Robins, and Gray, Georgia; one full service office in Brunswick and one full service office in Woodstock. In addition, Security Bank of Bibb County operates a wholly owned mortgage subsidiary, Fairfield Financial Services, Inc. Fairfield has offices in Macon, Warner Robins, Columbus, Richmond Hill, Rincon, Gray, Pooler, St. Simons, and Brunswick.

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections, and past performance should not be taken as an indication of future results. Please refer to Security Bank Corporation’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s forward-looking statements. Security Bank Corporation undertakes no obligation to revise these statements following the date of this press release.

Investor contact:

Rett Walker at (478) 722-6220 or Jim McLemore, Chief Financial Officer, at (478) 722-6243

Media contact:

Tom Woodbery, (478) 722-6117 or woodbery@securitybank.net